EXHIBIT 32.2
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350
     In connection with the Annual Report on Form10-KSB of First Commerce Bancorp, Inc. (the “Company”) for the year ended December 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”) I, Glenn Hardison, Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
March 30, 2007

/s/ Glenn Hardison
Glenn Hardison, Chief Financial Officer
and Chief Accounting Officer